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                                                                   EXHIBIT 4(i)

                              CERTIFICATE OF TRUST

                                       OF

                              CMS ENERGY TRUST III

         The undersigned, the trustees of CMS Energy Trust III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

         1. The name of the business trust being formed hereby is CMS Energy Trust III (the "Trust").

         2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                                The Bank of New York (Delaware),
                                a Delaware banking corporation
                                White Clay Center, Route 273
                                Newark, Delaware 19711

Dated: December 10, 1998

                                                /s/ Alan M. Wright
                                                --------------------------------
                                                Alan M. Wright, as Trustee

                                                /s/ Thomas A. McNish
                                                --------------------------------
                                                Thomas A. McNish, as Trustee

                                                The Bank of New York (Delaware),
                                                as Trustee

                                                /s/ Walter N. Gitlin
                                                --------------------------------
                                                Name: Walter N. Gitlin
                                                Title: Authorized Signatory